As filed with the Securities and Exchange Commission on July 23, 2018
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

VALERITAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-5648907
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807
(Address of principal executive offices) (Zip Code)

Valeritas Holdings, Inc.
Amended and Restated 2016 Equity Incentive Compensation Plan
(Full title of the Plans)

John E. Timberlake
President and Chief Executive Officer
Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807
(Name and address of agent for service)

(908) 927-9920
(Telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa
DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.001 par value, to be issued pursuant to the Registrant’s Amended and Restated 2016 Equity Incentive Compensation Plan	280,311 shares	$1.57	$440,088.27	$54.79

(1)This registration statement (the “Registration Statement”) covers shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), which are issuable pursuant to the Registrant’s Amended and Restated 2016 Equity Incentive Compensation Plan (the “2016 Plan”).
(2)This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2016 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(3)Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “1933 Act”), on the basis of the average of the high and low prices per share of Registrant’s Common Stock on July 18, 2018 as reported by The Nasdaq Stock Market.

PART II

Information Required in the Registration Statement

This Registration Statement relates to the registration of an additional 280,311 shares (the “Shares”) of the common stock, par value $0.001 per share, of Valeritas Holdings, Inc. (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the 2016 Equity Incentive Compensation Plan, which was amended and restated effective as of July 20, 2018 (in the form attached hereto as Exhibit 99.1), as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on June 23, 2017. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statement on Form S-8 (File No. 333-218940) filed with the Securities and Exchange Commission on June 23, 2017 are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. Exhibits

Exhibit Number	Exhibit

5.1	Opinion and Consent of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1.
23.2	Consent of Friedman LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney. Reference is made to page 3 of this Registration Statement.
99.1	Valeritas Holdings, Inc. Amended and Restated 2016 Equity Incentive Compensation Plan.
99.2
Valeritas Holdings, Inc. Amended and Restated 2016 Equity Incentive Compensation Plan, Form of Stock Option Agreement. (Incorporated by reference, Exhibit 99.2 to Registrant’s Registration Statement on Form S-8, File No. 333-218940, filed on June 23, 2017.)

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 23rd day of July, 2018.

VALERITAS HOLDINGS, INC.

By	/s/ John E. Timberlake John E. Timberlake Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints John E. Timberlake, Chief Executive Officer, and Erick J. Lucera, Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Timberlake John E. Timberlake	President and Chief Executive Officer (Principal Executive Officer)	July 23, 2018

/s/ Erick J. Lucera Erick J. Lucera	Chief Financial Officer (Principal Financial Officer)	July 23, 2018

/s/ Mark Conley Mark Conley	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	July 23, 2018

/s/ Rodney Altman, M.D. Rodney Altman, M.D.	Director	July 23, 2018

/s/ Katherine Crothall, Ph.D. Katherine Crothall, Ph.D.	Director	July 23, 2018

/s/ Peter Devlin Peter Devlin	Chairman and Director	July 23, 2018

/s/ Luke Düster Luke Düster	Director	July 23, 2018

/s/ Joe Mandato, DM Joe Mandato, DM	Director	July 23, 2018

/s/ Brian K. Roberts Brian K. Roberts	Director	July 23, 2018

 EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion and Consent of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1.
23.2	Consent of Friedman LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney. Reference is made to page 3 of this Registration Statement.
99.1	Valeritas Holdings, Inc. Amended and Restated 2016 Equity Incentive Compensation Plan.
99.2
Valeritas Holdings, Inc. Amended and Restated 2016 Equity Incentive Compensation Plan, Form of Stock Option Agreement. (Incorporated by reference, Exhibit 99.2 to Registrant’s Registration Statement on Form S-8, File No. 333-218940, filed on June 23, 2017.)